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                                 EXHIBIT g.(vii)


                 Form of Letter Amendment to Custodian Agreement
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                         THE HARTFORD MUTUAL FUNDS, INC.
Date


State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105

Re:  The Hartford Mutual Funds, Inc.

Ladies and Gentlemen:

This is to advise you that The Hartford Mutual Funds, Inc. (the "Fund") has established five new series of shares to be known as The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund, respectively. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of July 15, 1996, as amended, between the Fund (formerly known as ITT Hartford Mutual Funds, Inc.) and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                           THE HARTFORD MUTUAL FUNDS, INC.
                           on behalf of:
                           The Hartford Large Cap Value Fund
                           The Hartford MidCap Value Fund
                           The Hartford International Capital Appreciation Fund The Hartford International Small Company Fund
                           The Hartford Focus Growth Fund

                           By:
                                    -----------------------------------
                           Name:    David M. Znamierowski
                                    -----------------------------------
                           Title:   President, Duly Authorized
                                    -----------------------------------

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:    ----------------------------------------------

Name:  ----------------------------------------------

Title:                              , Duly Authorized
       ----------------------------------------------

Effective Date:
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